EXHIBIT 99.1

Unrivaled Brands Reports First Quarter 2022 Financial Results

SANTA ANA, Calif., May 16, 2022 (GLOBE NEWSWIRE) -- Unrivaled Brands, Inc. (OTCQX: UNRV) ("Unrivaled" or the "Company"), a multi-state vertically integrated company focused on the cannabis sector with operations in California and Oregon, today reported its first quarter 2022 financial results for the quarter ended March 31, 2022.

Tiffany Davis, Chief Executive Officer of Unrivaled Brands, stated, “In my recent shareholder letter, I emphasized the importance of a Company’s management and board being able to act swiftly and responsibly to both preserve value and effectively position the organization to capture future growth.

“I further indicated our immediate focus was to protect our performing assets and to firmly plant us on the path to profitability, beginning with the development and execution of a 100-day transformation plan.

“I am pleased to report that after an exhaustive review of each of the company’s business units, we have made significant strides in tightening operations and improving financial systems and controls. We have addressed and continue to identify meaningful opportunities to reset the cost structure.

“We also are taking the necessary steps to restructure our debt, starting with People’s First Choice which will begin to help us preserve operating cashflow. In addition, we are actively pursuing sources of non-dilutive capital.

“Finally, we realize any transformation takes time and we have a lot of work ahead of us. We expect to announce new members of the management team who have successfully led relevant transformation and turnarounds prior to joining Unrivaled.

 “I continue to be encouraged by our team members who remain hard at work and focused on our day-to-day business.

“Together, we are making progress and I look forward to sharing more details on our refined strategy and the resulting specific accomplishments, in the coming weeks and months.”

Financial Update

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During the three months ended March 31, 2022, the Company generated total revenue of $20.73 million composed of retail revenue of $12.11 million and cultivation/distribution revenue of $8.62 million. This compared to total revenue of $2.06 for the quarter ended March 31, 2021 which included retail revenue of 1.70 million and cultivation/distribution revenue of $0.36 million. This was an increase of 907.5% in total revenue.

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The Company’s gross profit for the three months ended March 31, 2022 was $6.43 million, compared to a gross profit of $0.19 million for the three months ended March 31, 2021, an increase of $6.24 million or 3,268.1%.

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The merger with UMBRLA and the acquisitions of People's First Choice and SilverStreak Solutions in 2021 led to more operations with additional facilities, employees and costs to support them. Selling, general and administrative expenses for the three months ended March 31, 2022 were $18.77 million, compared to $12.65 million for the three months ended March 31, 2021, an increase of $6.12 million or 48.4%. For the three months ended March 31, 2022, amortization and depreciation expenses increased by $2.76 million over the three months ended March 31, 2021, facilities related expenses, such as rent, utilities, repairs and maintenance, security and insurance, increased by $2.38 million over first quarter of 2021. Option expense and director’s compensation increased by $1.81 million with the addition of two more board members or 196 percent. Taxes, licensing and permitting increased by $1.27 million. Advertising increased by $0.90 million. Employee related expenses decreased by $4.86 million or 69.4%.

About Unrivaled Brands

Unrivaled Brands is a multi-state vertically integrated company focused on the cannabis sector with operations in California and Oregon. In California, Unrivaled Brands operates five dispensaries, direct to consumer delivery, a state-wide distribution network, company-owned brands, and two cultivation facilities. In Oregon, we operate a state-wide distribution network, company-owned brands and outdoor and greenhouse cultivation. Unrivaled Brands is home to Korova, the market leader in high potency products across multiple product categories, currently available in California, Oregon, Arizona, and Oklahoma, as well as Sticks and Cabana.

For more info, please visit: https://unrivaledbrands.com.

Cautionary Language Concerning Forward-Looking Statements

Certain statements contained in this communication regarding matters that are not historical facts, are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These include statements regarding management's intentions, plans, beliefs, expectations, or forecasts for the future, and, therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. We use words such as "anticipates," "believes," "plans," "expects," "projects," "future," "intends," "may," "will," "should," "could," "estimates," "predicts," "potential," "continue," "guidance," and similar expressions to identify these forward-looking statements that are intended to be covered by the safe-harbor provisions of the PSLRA. Such forward-looking statements are based on our expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors.

New factors emerge from time-to-time and it is not possible for us to predict all such factors, nor can we assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. These risks, as well as other risks associated with the combination, will be more fully discussed in our reports with the SEC. Additional risks and uncertainties are identified and discussed in the "Risk Factors" section of the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC. Forward-looking statements included in this release are based on information available to Company as of the date of this release. The Company undertakes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this release.

Contact

Jason Assad

LR Advisors LLC.

jassad@unrivaledbrands.com

678-570-6791

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UNRIVALED BRANDS, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (in thousands, except shares)
	March 31, 2022	December 31, 2021
	(Unaudited)
ASSETS
Current assets:
Cash	$3,666	$6,891
Accounts receivable, net	4,026	4,677
Inventory, net	7,724	7,179
Prepaid expenses and other assets	2,195	1,272
Notes receivable	375	750
Current assets of discontinued operations	5,643	4,495
Total current assets	23,629	25,264

Property, equipment and leasehold improvements, net	23,457	23,728
Intangible assets, net	127,294	129,637
Goodwill	48,132	48,132
Other assets	22,235	26,915
Investments	239	163
Assets of discontinued operations	4,817	17,984
TOTAL ASSETS	$249,802	$271,824

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Current liabilities:
Accounts payable and accrued expenses	$36,483	$31,904
Short-term debt	29,566	45,749
Income taxes payable	8,124	7,969
Current liabilities of discontinued operations	2,210	2,087
Total current liabilities	76,383	87,708

Long-term liabilities:
Long-term debt, net of discounts	7,308	10,006
Deferred tax liabilities	4,435	6,123
Long-term lease liabilities	17,000	21,316
Long-term liabilities of discontinued operations	150	184
Total long-term liabilities	28,893	37,629
Total liabilities	105,276	125,337

STOCKHOLDERS’ EQUITY:
Common stock, par value $0.001:
990,000,000 shares authorized as of March 31, 2022 and December 31, 2021; 530,330,007 shares issued and 528,021,587 shares outstanding as of March 31, 2022; 498,546,295 shares issued and 496,237,883 shares outstanding as of December 31, 2021.	552	521
Additional paid-in capital	399,536	392,930
Treasury stock	(808)	(808)
Accumulated deficit	(258,888)	(250,015)
Total Unrivaled Brands, Inc. Stockholders’ Equity	140,392	142,628
Non-controlling interest	4,134	3,859
Total stockholders’ equity	144,526	146,487
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$249,802	$271,824

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UNRIVALED BRANDS, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except shares and per share data)
	Three Months Ended March 31,
	2022	2021

Total revenues	$20,725	$2,057
Cost of goods sold	14,292	1,866
Gross profit	6,433	191

Selling, general and administrative expenses	18,767	12,650
Gain on sale of assets	(198)	-
Loss from operations	(12,136)	(12,459)

Other income (expense):
Gain (loss) on extinguishment of debt	542	(6,161)
Interest expense, net	(1,766)	(71)
Other income	1,034	345
Gain on investments	-	6,212
Total other income (expense)	(190)	325

Loss from continuing operations, before provision for income taxes	(12,326)	(12,134)
Provision for income taxes for continuing operations	1,688	-
Net income (loss) from continuing operations	(10,638)	(12,134)

Income from discontinued operations, before provision for income taxes	2,135	438
Provision for income taxes for discontinued operations	(95)	-
Net income (loss) from discontinued operations	2,040	438

NET LOSS	(8,598)	(11,696)

Less: Income (loss) attributable to non-controlling interest from continuing operations	-	-
Less: Income (loss) attributable to non-controlling interest from discontinued operations	275	381
NET LOSS ATTRIBUTABLE TO UNRIVALED BRANDS, INC.	$(8,873)	$(12,077)

Loss from continuing operations per common share attributable to Unrivaled Brands, Inc. common stockholders – basic and diluted	$(0.02)	$(0.05)
Net Loss per common share attributable to Unrivaled Brands, Inc. common stockholders – basic and diluted	$(0.02)	$(0.05)

Weighted-average number of common shares outstanding – basic and diluted	561,818,857	237,752,273

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